EXHIBIT 99.1

CROWN MEDIA HOLDINGS ANNOUNCES OPERATING RESULTS

FOR FIRST QUARTER OF 2014

STUDIO CITY, CA — May 2, 2014 - Crown Media Holdings, Inc. (NASDAQ:CRWN) today reported its operating results for the three months ended March 31, 2014.

Operating Highlights

•                  Positive financial results.  Both advertising revenue and subscriber license fees showed gains in the quarter, resulting in a 6% increase in total revenue as compared to the prior year period.

•                  Hallmark Channel continues to succeed and grow with Original Scripted Series. When Calls The Heart averaged a solid 1.6 household rating throughout its twelve episode run propelling  Hallmark Channel to become the third highest rated cable network on Saturday’s 9 o’clock hour. The season finale reached over 2.7 million unduplicated viewers. We also premiered our third scripted series, Signed, Sealed, Delivered, to a strong 1.6 household rating on April 20. Expanding on the success of our scripted series programming initiative, the network recently announced a partnership with ITV Studios America to turn one of Hallmark Channel’s most successful movie franchises, The Good Witch, into a ten episode scripted series to air during the first quarter of 2015.

•                  Kitten Bowl Returns in 2015 along with its spin off special, Kitten Paw-Star Game. On February 2, 2014, Kitten Bowl, an inaugural three-hour special event, aired on Hallmark Channel.  The show drew 3.2 million viewers outperforming the corresponding time period average from one year ago across key demographics. The program also featured the network’s most successful social media campaign to date with the hashtag #KittenBowl garnering 50,000 tweets, establishing it as a top Twitter trender during the show’s premiere broadcast. Kitten Bowl will return in February 2015 with an all new feline championship match. Continuing its dedication to Hallmark Channel’s Pet Project, Hallmark Channel announced Kitten Paw-Star Game, a new summer tradition to feature kittens ready to hit a line drive and score home runs as they battle in the baseball competition of the year.

•                  Hallmark Movies & Mysteries to Launch in Fourth Quarter 2014. Crown Media will realign Hallmark Movie Channel’s brand across platforms with a new name, tagline and logo. As part of the Hallmark Movie Channel’s new programming strategies, the network is developing three Original Mystery Wheel franchises in 2015 featuring three-part two-hour mystery movies franchises. The first Mystery Wheel will be Garage Sale Mysteries starring Lori Loughlin and The Gourmet Detective starring Cedar Cove’s Dylan Neal.

•                  Hallmark Channel releases a TV Everywhere app on iTunes and Google Play. The Hallmark Channel Everywhere mobile application allows viewers to tune in to the network’s original movies, the most recent episodes of our scripted series and our lifestyle program, Home & Family. Users can access all available content by logging in with their cable or satellite provider account information.

“Building on the success of our first original series Cedar Cove, we introduced our second original series When Calls the Heart in January 2014 to the delight of our loyal viewers.  We snagged their hearts with the Kitten Bowl in February 2014.” said Bill Abbott, President and CEO of Crown Media Family Networks. “With a slate of 15 original movie premiers in 2014, the return of Countdown to Christmas with 12 Original Movies and The Most Wonderful Movies of Christmas, and the realignment of the Hallmark Movie Channel’s brand with a new name, tagline and logo called Hallmark Movies & Mysteries; we have positioned ourselves to meet our strategic goals.”

Financial Results

Historical financial information is provided in tables at the end of this release.

Operating Results

For the first quarter of 2014 Crown Media reported revenue of $90.7 million, a 6% increase from $85.6 million in the first quarter of 2013. Advertising revenue increased 6% to $69.4 million from $65.2 million in the first calendar quarter of 2013. The increase in advertising revenue is due to audience growth for Hallmark Movie Channel and rate increases on both channels, offset, in part, by decreases in ratings in our key demographics on Hallmark Channel. Subscriber fee revenue increased 4% to $21.0 million from $20.1 million in the first quarter of 2013 due to contractual rate increases.

For the first quarter of 2014, cost of services increased 25% to $43.7 million from $35.0 million during the same quarter of 2013. Programming costs increased 27% due to the amortization of 100% of the costs related to our original series When Calls the Heart and our special Kitten Bowl. Operating costs increased $0.2 million quarter over quarter due to an increase in employee costs.

Selling, general and administrative expense (including depreciation and amortization expense) increased 7% to $16.5 million for the first quarter of 2014 from $15.4 million during the same quarter of 2013 due to a 16% increase in employee costs, including contingent compensation and severance expense, and increases in depreciation and amortization and research costs.

Interest expense decreased $1.0 million for the three months ended March 31, 2014, as compared to the three months ended March 31, 2013. Interest expense on the Term Loan was $2.9 million and $1.8 million for the three months ended March 31, 2013 and 2014, respectively. On March 31, 2014, the Company made a $25.0 million payment under its term loan.

Provisions for income tax of $8.6 million and $6.9 million reflect corresponding effective tax rates of 37.2% and 36.7% for the three months ended March 31, 2013 and 2014, respectively.

Adjusted EBITDA was $36.2 million for the first quarter of 2013 compared to $31.3 million for the first quarter of 2014. Cash used in operating activities totaled $6.0 million for the first quarter of 2013 compared to cash provided by operating activities of $4.6 million for the first quarter of 2014. Net income to common shareholders for the quarter ended March 31, 2013, totaled $14.5 million, or $0.04 per share, compared to $12.0 million, or $0.03 per share, in the first quarter of 2014.

Conference Call and Webcast to be Held Friday, May 2nd, at 11:00 a.m. ET

Crown Media Holdings’ management will conduct a conference call on Friday, May 2nd, at 11:00 a.m., Eastern Time to discuss the results of the three months ended March 31, 2014. Investors and interested parties may listen to the call via a live webcast accessible on the Company’s investor relations page, http://ir.crownmedia.net/, or by dialing (877) 307-0246 (Domestic) or (224) 357-2394 (International) and using the conference number 22623596. For those listeners accessing the call through the Company’s website, please register and download audio software at the site at least 15 minutes prior to the start of the call. The webcast will be archived on the site, and a telephone replay of the call will be available for 5 days following the call beginning at 2:00 p.m. Eastern Time on Friday,  May 2nd, at (855) 859-2056 (Domestic) or (404) 537-3406 (International), using the conference number 22623596.

About Crown Media Holdings

Crown Media Holdings, Inc. is the corporate parent for the portfolio of cable networks and related businesses under Crown Media Family Networks. The company currently operates and distributes Hallmark Channel in both high definition (HD) and standard definition (SD) to over 86 million subscribers in the U.S. Hallmark Channel is the nation’s leading destination for quality family programming with an ambitious slate of TV movies and specials; original scripted series, including Cedar Cove and When Calls the Heart; as well as some of television’s most beloved sitcoms and series. Hallmark Channel’s sibling network, Hallmark Movie Channel, is available in 53 million homes in HD and SD. One of America’s fastest-growing cable networks, Hallmark Movie Channel provides family-friendly original movies with a mix of original films, classic theatrical releases, and presentations from the acclaimed Hallmark Hall of Fame library. In addition, Crown Media Family Networks includes the online offerings of HallmarkChannel.com and HallmarkMovieChannel.com.

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Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; our ability to address our liquidity needs; our incurrence of losses; our substantial indebtedness affecting our financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s most recent 10-K and 10-Q Reports. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

Crown Media evaluates operating performance based on several factors, including Adjusted EBITDA. Our calculation of Adjusted EBITDA adds back non-cash expenses and other items mentioned below.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, and other non-cash expenses. For this purpose, restricted stock unit compensation and long term incentive plan expense are treated as non-cash items, although they may result in cash payments during subsequent periods. See “Selected Unaudited Financial Information” below for a reconciliation to GAAP net income. Management views Adjusted EBITDA as a critical measure of our operating performance and monitors this measure closely. We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management to evaluate their investment in our Company.

We also believe that an Adjusted EBITDA provides an indication of the Company’s ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA. The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other entities because our calculation was based upon the definition in a bank credit agreement.

For additional information, please contact:

Investors and Press

Crown Media Holdings, Inc.

Mary Dzabic, 818.755.1261

marydzabic@crownmedia.com

Crown Media Holdings, Inc.

Unaudited Consolidated Income Statement Information

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2014
Revenue:
Advertising	$64,189	$68,526
Advertising by Hallmark Cards	1,053	855
Subscriber fees	20,149	21,014
Other revenue	169	280
Total revenue, net	85,560	90,675
Cost of services:
Non-affiliate programming	30,849	39,313
Hallmark Cards affiliate programming	843	848
Amortization of capital lease	289	289
Other cost of services	3,033	3,279
Total cost of services	35,014	43,729
Selling, general and administrative expense	15,007	16,001
Marketing expense	639	1,149
Depreciation and amortization expense	413	508
Income from operations before interest and income tax expense	34,487	29,288
Interest expense	(11,348)	(10,311)
Income from operations before income tax expense	23,139	18,977
Income tax expense	(8,606)	(6,939)
Net income	$14,533	$12,038
Net income per share - basic	$0.04	$0.03
Net income per share - diluted	$0.04	$0.03
Weighted average number of common shares outstanding	359,676	359,676

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of December 31,	As of March 31,
	2013	2014

ASSETS

Cash and cash equivalents	$63,750	$42,834
Accounts receivable, less allowance for doubtful accounts of $834 and $251, respectively	104,613	88,505
Programming rights	71,540	83,219
Prepaid programming rights	26,839	28,640
Deferred tax asset, net	39,100	39,100
Prepaid and other assets	1,960	2,208
Total current assets	307,802	284,506
Programming rights	201,936	229,587
Prepaid programming rights	9,805	10,772
Property and equipment, net	9,799	9,012
Deferred tax asset, net	181,164	174,643
Debt issuance costs, net	10,047	9,631
Other assets	3,644	3,987
Goodwill	314,033	314,033
Total assets	$1,038,230	$1,036,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$22,238	$16,201
Audience deficiency reserve liability	4,888	8,588
Programming rights payable	85,560	78,308
Payables to Hallmark Cards affiliates	466	504
Interest payable	14,455	6,577
Current maturities of long-term debt	25,000	—
Total current liabilities	152,607	110,178
Accrued liabilities	13,838	20,204
Programming rights payable	43,314	65,183
Long-term debt, net of current maturities	429,330	429,427
Total liabilities	639,089	624,992

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Class A common stock, $.01 par value; 500,000,000 shares authorized; 359,675,936 shares issued and outstanding as of both December 31, 2013 and March 31, 2014	3,597	3,597
Paid-in capital	2,062,818	2,062,818
Accumulated deficit	(1,667,274)	(1,655,236)
Total stockholders’ equity	399,141	411,179
Total liabilities and stockholders’ equity	$1,038,230	$1,036,171

Crown Media Holdings, Inc.

Selected Unaudited Financial Information

(in thousands)

	Three Months Ended March 31,
	2013	2014

Net income	$14,533	$12,038
Promotion and placement expense	263	264
Depreciation and amortization	702	797
Interest expense	11,348	10,311
Income tax expense	8,606	6,939
Long term incentive plan expense	737	884
Restricted stock unit compensation	46	30
Adjusted earnings before interest, taxes, depreciation and amortization	$36,235	$31,263

Programming and other amortization	32,086	40,673
Provision for allowance for doubtful account	45	5
Changes in operating assets and liabilities:
Change to programming rights	(37,170)	(79,491)
Change to prepaid programming rights	(7,175)	(2,768)
Change in programming rights payable	(7,665)	14,617
Interest paid	(18,775)	(17,639)
Changes in other operating assets and liabilities, net of adjustments above	(3,557)	17,909
Net cash (used in) provided by operating activities	$(5,976)	$4,569

Crown Media Holdings, Inc.

Selected Unaudited Cash Flow Statement Information

(in thousands)

	Three Months Ended March 31,
	2013	2014

Net cash (used in) provided by operating activities	$(5,976)	$4,569
Net cash used in investing activities	(251)	(165)
Net cash used in financing activities	(19,209)	(25,320)
Net decrease in cash and cash equivalents	(25,436)	(20,916)
Cash and cash equivalents, beginning of period	43,705	63,750
Cash and cash equivalents, end of period	$18,269	$42,834